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                                                                  Exhibit 4.10


                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 22, 1997

                                  by and among

                          American Lawyer Media, Inc.,
                                    as Issuer

                         ALM, LLC, Counsel Connect, LLC,
                     ALM IP, LLC, ALM Counsel Connect Inc.,
                     National Law Publishing Company, Inc.,

                      The New York Law Publishing Company,
               Law Journal Extra, Inc., PPC Publishing Corporation

                               and NLP IP Company.

                                  as Guarantors

                                       and

                      Wasserstein Perella Securities, Inc.
                         BancAmerica Robertson Stephens

                           BancBoston Securities Inc.,
                              as Initial Purchasers


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         This Registration Rights Agreement (this "Agreement") is made and entered into as of December 22, 1997, by and among American Lawyer Media, Inc., a Delaware corporation (the "Company"), the subsidiaries of the Company listed in Schedule 1 hereto (each a "Guarantor" and collectively the "Guarantors") and Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. ( the "Initial Purchasers") who have agreed to purchase the Company's 9.75% Series A Senior Notes due 2007 (the "Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated December 17, 1997 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 2 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated December 22, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee, relating to the Notes and the New Notes (as defined below).

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Affiliate: As defined in Rule 144 of the Act.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act.

         Certificated Securities: Definitive Notes, as defined in the Indenture.

         Closing Date: The date hereof.

         Commission: The Securities and Exchange Commission.

         Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping


                                       2

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of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of the Notes tendered by Holders thereof pursuant to the Exchange Offer.

         Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The exchange and issuance by the Company of a principal amount of the New Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of the Notes that are tendered by such Holders in connection with such exchange and issuance.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

         Holders: As defined in Section 2 hereof.

         New Notes: The Company's 9.75 % Series B Senior Notes due 2007 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Recommencement Date: As defined in Section 6(d) hereof.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Regulation S: Regulation S promulgated under the Act.

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         Restricted Broker-Dealer: Any Broker-Dealer that holds New Notes that were acquired in the Exchange Offer in exchange for the Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than the Notes acquired directly from the Company or any of its Affiliates).

         Rule 144: Rule 144 promulgated under the Act.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Suspension Notice: As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         Transfer Restricted Securities: Each Note, until the earliest of the date of which (i) such Note is exchanged in the Exchange Offer for a New Note and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) such Note has been disposed of in accordance with the Shelf Registration Statement, (iii) such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), or (iv) such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act.

SECTION 2. HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date (the "Exchange Offer Filing Date"), but in no event later than 120 days after the Closing Date (such 120th day being the "Filing Deadline"), (ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (such 180th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause

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all necessary filings, if any, in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and to permit resales of New Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than the Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "Consummation Deadline").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any New Notes received by such Broker-Dealer in the Exchange Offer and that the Prospectus contained in the Exchange Offer Registration Statement may be used by such Broker-Dealer to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is continuously available for sales of New Notes by Broker-Dealers, the

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Company and the Guarantors agree to use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealer promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Notes which are Transfer Restricted Securities notifies the Company prior to the 20th Business Day following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds the Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

         (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), to register for public resale to all Transfer Restricted Securities held by any such Holders who provides the Company with certain information for inclusion in the Shelf Registration Statement, and

         (y) shall use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline (such 90th day the "Effectiveness Deadline").

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e. clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company

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shall remain obligated to meet the Effectiveness Deadline set forth in clause
(y) above.

         The Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the period specified by Rule 144(k) of the Act (as extended pursuant to Section 6(c)(i)) following the Closing Date or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, (iv) if obligated to file the Shelf Registration Statement and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the Filing Deadline, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the Effectiveness Deadline, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of Transfer Restricted Securities, such time of non-effectiveness or non-useability (each such event referred to in clauses (i) through (vi), a "Registration Default"), then the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.25 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above,
(3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made useable in the case of clause (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued liquidated damages shall be paid by the Company and the Guarantors to the Holders entitled thereto, in the manner provided for the payment of interest on the Notes in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective best efforts to effect such exchange and to permit the resale of New Notes by Broker-Dealers that tendered Notes in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to

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          seek a no-action letter or other favorable decision from the
         Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted, and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer, and (C) it is acquiring the New Notes in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the New Notes hereby acknowledges and agrees that, if the resales are of New Notes obtained by such Holder in exchange for the Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,
         1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the

         New Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Notes received in the Exchange Offer, and (C) making any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall (x) comply with all the provisions of Section 6(c) below and (y) use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, unless otherwise specifically noted, the Company and the Guarantors shall:

                  (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and useable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the period specified in Section 3 or 4 of this Agreement, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the selling Holders and Initial Purchasers promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) furnish to the Initial Purchasers and each selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such

         Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof. Any such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act and the objection is based thereon;

                  (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, (A) provide copies of such document to the selling Holders and Initial Purchasers in connection with such exchange or sale, if any, (B) make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and (C) include such information in such document prior to the filing thereof as such Persons may reasonably request; provided, however, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person, or
         (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of such Persons by one representative designated by and on behalf of such Persons and any such confidential information shall be available from such representative to such Persons so long as any Person agrees to be bound by such confidentiality agreement;

                  (vii) make available at reasonable times for inspection by the selling Holders and Initial Purchasers participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Persons, all financial and other records and pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Person, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (viii) if requested by any selling Holders in connection with such exchange or sale or any Initial Purchasers, in connection with market making activities, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and Initial Purchasers may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) furnish to each selling Holder and each Initial Purchaser who is deemed to be an affiliate of the Company, in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each selling Holder and each Initial Purchaser who is deemed to be an affiliate of the Company, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of such Prospectus and any amendment or supplement thereto by each of the selling Holders and such Initial Purchaser in connection with the offering and the sale of the Transfer Restricted Securities covered by such Prospectus or any amendment or supplement thereto and the market making activities of such Initial Purchasers, as the case may be;

                  (xi) in the case of a Shelf Registration Statement only, upon the request of Holders of at least 50% in aggregate principal amount of Transfer Restricted Securities and, in the case of any applicable Registration Statement, upon request of an Initial Purchaser who is deemed to be an affiliate of the Company, if, for the purpose of making a market, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable Shelf Registration Statement. In such connection and in connection with market making activities by an Initial Purchaser who is deemed to be an affiliate of the Company, the Company and the Guarantors shall:

                  (A) upon the request of such Person, furnish (or in the case of subparagraphs (2) and (3) below, use their best efforts to cause to be furnished) to such Person, upon the effectiveness of the Shelf Registration Statement or upon Consummation of the Exchange Offer, as the case may be:

                           (1) a certificate, dated such date, signed on behalf
                  of the Company and each

                  Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and each such Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (d) of Section 7 of the Purchase Agreement and such other similar matters as such Person may reasonably request;

                           (2) an opinion, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering matters similar to those set forth in paragraph (e) of Section 7 of the Purchase Agreement and such other matters as such Person may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors) and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                           (3) a customary comfort letter, dated the date of
                  Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's and the Guarantors' independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                  Section 7(g) of the

                  Purchase Agreement; and

                  (B) deliver such other documents and certificates as may be reasonably requested by such Persons to evidence compliance with subclause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) issue, upon the request of any Holder of the Notes covered by any Shelf Registration Statement contemplated by this Agreement, New Notes having an aggregate principal amount equal to the aggregate principal amount of the Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such New Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) provide a CUSIP or CINS number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvii) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xix) provide promptly to each Holder and Initial Purchaser upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder (including each Initial Purchaser) agrees by acquisition of a Transfer Restricted Security, and each Initial Purchaser who is required to deliver a prospectus in connection with market making transactions, agrees that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Person will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof or (ii) such Person is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Notice"). Each Person receiving a Suspension Notice hereby agrees that it will either (i) destroy all copies of the Prospectus, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies of the Prospectus, other than permanent file copies, then in such Person's possession covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Notice.

SECTION 7. REGISTRATION EXPENSES

         All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Notes to be issued in the Exchange Offer and printing of Prospectuses whether for exchanges, sales, market making or otherwise, messenger and delivery services and telephone); (iv) all fees and disbursements of one counsel for both the Company and the Guarantors; (v) all application and filing fees in connection with listing the New Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

SECTION 8. INDEMNIFICATION AND CONTRIBUTION

         (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) such Holder (an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities or judgments (including any reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of New Notes or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company or the Guarantors by any of the Holders. In addition, the Company and the Guarantors will not be required to indemnify a Holder if such Holder sold to the person asserting the claim that the Notes or New Notes which are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission (referred to above) was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and it is established by the Company or the Guarantor in the related proceeding that such Holder failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Notes or New Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company or the Guarantor with Section 6 of this Agreement.

         (b) Each Indemnified Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company or the Guarantors by such Indemnified Holder expressly for use in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment to supplement thereto) with respect to any untrue statement or representation made by such holder in writing to the Company or the Guarantors. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed timely to assume the defense or to employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that representation of such indemnified party would be inappropriate under the applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between the parties (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty (20) Business Days after the indemnifying party shall have received a written request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the indemnified parties, to the extent provided in the paragraph (a), from and against such loss, claim, damage, liability, expense or judgment by reason of such settlement or judgment.

         (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Indemnified Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Indemnified

Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Indemnified Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

         (e) Any losses, claims, damages, liabilities, expenses or judgments for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities, expenses or judgments are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any indemnified party, (ii) acceptance of any Notes and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to any indemnified party, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. RULE 144 and RULE 144A

         The Company and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A and
(ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company and the Guarantors have obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company and the Guarantors have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted

Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii) if to the Company or the Guarantors:

                       American Lawyer Media, Inc.
                       600 Third Avenue
                       NY, NY 10016
                       Telephone No.: (212) 973-2000
                       Fax No.: (212) 973-2889
                       Attention: Randall Weisenburger

                       With a copy to:

                       Jones, Day, Reavis & Pogue
                       599 Lexington Avenue
                       NY, NY 10022
                       Telephone No.: (212) 326-3939
                       Fax No.: (212) 755-7306
                       Attention:  James Odell, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment subsequent Holders of Transfer Restricted Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                           AMERICAN LAWYER MEDIA, INC.

                           By:
                              ------------------------
                              Name:
                              Title:

                           THE ALM GUARANTORS;

                           ALM, LLC

                           By:
                              ------------------------
                              Name:
                              Title:

                           COUNSEL CONNECT, LLC

                           By:
                              ------------------------
                              Name:
                              Title:

                           ALM IP, LLC

                           By:
                              ------------------------
                              Name:
                              Title:

                           ALM COUNSEL CONNECT INC.

                           By:
                              ------------------------
                              Name:
                              Title:

                          THE NLP GUARANTORS;

                          NATIONAL LAW PUBLISHING, INC.

                          By:
                              ------------------------
                              Name:
                              Title:

                          THE NEW YORK LAW PUBLISHING COMPANY

                          By:
                              ------------------------
                              Name:
                              Title:

                           LAW JOURNAL EXTRA, INC.

                           By:
                              ------------------------
                              Name:
                              Title:

                           PPC PUBLISHING CORPORATION

                           By:
                              ------------------------
                              Name:
                              Title:

                            NLP IP COMPANY

                            By:
                              ------------------------
                              Name:
                              Title:

ACCEPTED AND AGREED TO:
WASSERSTEIN PERELLA SECURITIES, INC.
BANCAMERICA ROBERTSON STEPHENS
BANCBOSTON SECURITIES INC.

By:  WASSERSTEIN PERELLA SECURITIES, INC.

By:
   ---------------------------------
Name:
Title:

                                    EXHIBIT A

                               NOTICE OF FILING OF
                      EXCHANGE OFFER REGISTRATION STATEMENT

To:




From: American Lawyer Media, Inc.
      9.75% Senior Notes due 2007

Date:        ,
      ------  -----

         For your information only (NO ACTION REQUIRED):

         Today, ______, ___, we filed [an Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within __ business days of the date hereof.

                                   SCHEDULE 1

                                   GUARANTORS

                                    ALM, LLC

                              Counsel Connect, LLC
                      National Law Publishing Company, Inc.

                       The New York Law Publishing Company
                             Law Journal Extra, Inc.

                                   ALM IP, LLC

                           PPC Publishing Corporation
                            ALM Counsel Connect Inc.

                                 NLP IP Company